Calculation of Filing Fee Tables
S-8
VivoSim Labs, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	147,916	$ 1.885	$ 278,821.66	0.0001531	$ 42.69
Total Offering Amounts:						$ 278,821.66		$ 42.69
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 42.69
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, $0.001 par value per share ("Common Stock"), of the Registrant that become issuable under the VivoSim Labs, Inc. Amended and Restated 2022 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price with respect to the shares are calculated based on $1.885 per share, the average of the high and low prices of the Common Stock, as reported on the Nasdaq Capital Market on August 26, 2025, a date within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A